[Letterhead of Cross & Robinson]


October 29, 1999



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


RE:      Fullnet Communications, Inc.
         Commission File No. 000-27031


We were previously the principal accountant for Fullnet Communications, Inc. ("Fullnet") and, under the date March 26, 1999, we reported on the consolidated financial statements of Fullnet and subsidiaries as of and for the years ended December 31, 1998 and 1997. On October 25, 1999, our appointment as principal accountant was terminated. We have read Fullnet's statements included under Item 4 of its Form 8-K dated October 29, 1999 and we agree with such statements.

                                                  Yours very truly,

                                                  CROSS AND ROBINSON

                                                  /s/ Cross and Robinson
                                                  ----------------------------
                                                  Certified Public Accountants












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